Exhibit 99.1

Brown & Brown, Inc. announces quarterly revenues of $901.4 million, an increase of 22.1%, diluted net income per share of $0.51 and Diluted Net Income Per Share - Adjusted of $0.50

DAYTONA BEACH, Fla., January 23, 2023 - Brown & Brown, Inc. (NYSE:BRO) (the "Company") today announced its unaudited financial results for the fourth quarter and full year of 2022.

Revenues for the fourth quarter of 2022 under U.S. generally accepted accounting principles ("GAAP") were $901.4 million, increasing $162.9 million, or 22.1%, compared to the fourth quarter of the prior year, with commissions and fees increasing by 21.3% and Organic Revenue increasing by 7.8%. Income before income taxes was $194.2 million, increasing 37.9% from the fourth quarter of the prior year with Income Before Income Taxes Margin increasing to 21.5% from 19.1%. EBITDAC - Adjusted was $283.1 million, increasing 34.9% from the fourth quarter of the prior year with EBITDAC Margin - Adjusted increasing to 31.4% from 28.5%. Net income was $145.2 million, increasing $43.5 million, or 42.8%, and diluted net income per share increased to $0.51, or 41.7%, with Diluted Net Income Per Share - Adjusted increasing to $0.50, or 28.2%, as compared to the fourth quarter of the prior year.

Revenues for the twelve months ended December 31, 2022 under GAAP were $3,573.4 million, increasing $522.0 million, or 17.1%, as compared to 2021, with commissions and fees increasing by 16.9%, and Organic Revenue increasing by 8.1%. Income before income taxes was $876.1 million, increasing 14.9% with Income Before Income Taxes Margin decreasing to 24.5% from 25.0% as compared to 2021. EBITDAC - Adjusted was $1,170.9 million, increasing 15.9% with EBITDAC Margin - Adjusted decreasing to 32.8% from 33.2% as compared to 2021. Net income was $671.8 million, increasing $84.7 million, or 14.4%, with diluted net income per share increasing to $2.37, or 14.5% and Diluted Net Income Per Share - Adjusted increasing to $2.28, or 6.5%, as compared to 2021.

J. Powell Brown, president and chief executive officer of the Company, noted, “Our team delivered another year of strong profitable growth. I want to thank all of our dedicated teammates throughout the world who continue to deliver for our customers every day.”

Reconciliation of Commissions and Fees

to Organic Revenue

Three and Twelve Months Ended December 31, 2022 and 2021

(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Commissions and fees	$895.0	$737.9	$3,563.2	$3,047.5
Profit-sharing contingent commissions	(30.2)	(19.1)	(88.7)	(82.2)
Core commissions and fees	$864.8	$718.8	$3,474.5	$2,965.3
Acquisitions	(100.1)	—	(288.6)	—
Dispositions	—	(8.0)	—	(14.8)
Foreign Currency Translation		(1.5)		(4.5)
Organic Revenue	$764.7	$709.3	$3,185.9	$2,946.0
Organic Revenue growth	$55.4		$239.9
Organic Revenue growth %	7.8%		8.1%

See information regarding non-GAAP measures presented later in this press release.

Reconciliation of Diluted Net Income Per Share to

Diluted Net Income Per Share - Adjusted

Three and Twelve Months Ended December 31, 2022 and 2021

(unaudited)

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2022	2021	$	%	2022	2021	$	%
Diluted net income per share	$0.51	$0.36	$0.15	41.7%	$2.37	$2.07	$0.30	14.5%
Change in estimated acquisition earn-out payables	(0.01)	0.05	(0.06)		(0.10)	0.10	(0.20)
(Gain)/loss on disposal	(0.01)	(0.01)	—		(0.02)	(0.02)	—
Acquisition/Integration Costs	0.01	—	0.01		0.03	—	0.03
Foreign Currency Translation	—	(0.01)	0.01		—	(0.01)	0.01
Diluted Net Income Per Share - Adjusted	$0.50	$0.39	$0.11	28.2%	$2.28	$2.14	$0.14	6.5%

See information regarding non-GAAP measures presented later in this press release.

Reconciliation of Total Revenues to Total Revenues - Adjusted, Income Before Income Taxes to

EBITDAC and EBITDAC - Adjusted and Income Before Income Taxes Margin to EBITDAC Margin and EBITDAC Margin - Adjusted

Three and Twelve Months Ended December 31, 2022 and 2021

(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Total revenues	$901.4	$738.5	$3,573.4	$3,051.4
Foreign Currency Translation		(1.7)		(4.8)
Total Revenues - Adjusted	$901.4	$736.8	$3,573.4	$3,046.6
Income before income taxes	$194.2	$140.8	$876.1	$762.8
Income Before Income Taxes Margin	21.5%	19.1%	24.5%	25.0%
Amortization	38.4	31.0	146.6	119.6
Depreciation	10.9	7.9	39.2	33.3
Interest	45.4	16.2	141.2	65.0
Change in estimated acquisition earn-out payables	(5.8)	19.8	(38.9)	40.4
EBITDAC	$283.1	$215.7	$1,164.2	$1,021.1
EBITDAC Margin	31.4%	29.2%	32.6%	33.5%
(Gain)/loss on disposal	(3.6)	(5.3)	(4.5)	(9.6)
Acquisition/Integration Costs	3.6	—	11.2	—
Foreign Currency Translation		(0.5)		(1.4)
EBITDAC - Adjusted	$283.1	$209.9	$1,170.9	$1,010.1
EBITDAC Margin - Adjusted	31.4%	28.5%	32.8%	33.2%

See information regarding non-GAAP measures presented later in this press release.

Brown & Brown, Inc.

Consolidated Statements of Income

(in millions, except per share data; unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
REVENUES
Commissions and fees	$895.0	$737.9	$3,563.2	$3,047.5
Investment income	4.7	0.2	6.5	1.1
Other	1.7	0.4	3.7	2.8
Total revenues	901.4	738.5	3,573.4	3,051.4
EXPENSES
Employee compensation and benefits	475.6	416.8	1,816.9	1,636.9
Other operating expenses	146.3	111.3	596.8	403.0
(Gain)/loss on disposal	(3.6)	(5.3)	(4.5)	(9.6)
Amortization	38.4	31.0	146.6	119.6
Depreciation	10.9	7.9	39.2	33.3
Interest	45.4	16.2	141.2	65.0
Change in estimated acquisition earn-out payables	(5.8)	19.8	(38.9)	40.4
Total expenses	707.2	597.7	2,697.3	2,288.6
Income before income taxes	194.2	140.8	876.1	762.8
Income taxes	49.0	39.1	204.3	175.7
Net income	$145.2	$101.7	$671.8	$587.1
Net income per share:
Basic	$0.51	$0.36	$2.38	$2.08
Diluted	$0.51	$0.36	$2.37	$2.07
Weighted average number of shares outstanding - in thousands:
Basic	278,048	276,571	277,521	276,024
Diluted	279,018	278,128	278,658	277,414
Dividends declared per share	$0.115	$0.103	$0.423	$0.380

Brown & Brown, Inc.

Consolidated Balance Sheets

(in millions, except per share data, unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$650.0	$693.3
Fiduciary cash	1,383.2	777.0
Short-term investments	12.0	12.9
Commission, fees, and other receivable	642.9	522.6
Fiduciary receivables	881.4	693.7
Reinsurance recoverable	831.0	63.1
Prepaid reinsurance premiums	393.2	392.2
Other current assets	202.3	175.5
Total current assets	4,996.0	3,330.3
Fixed assets, net	239.9	212.0
Operating lease assets	214.9	197.0
Goodwill	6,674.2	4,736.8
Amortizable intangible assets, net	1,595.2	1,081.5
Investments	22.4	31.0
Other assets	230.9	206.8
Total assets	$13,973.5	$9,795.4
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Fiduciary liabilities	$2,264.6	$1,470.7
Losses and loss adjustment reserve	841.1	63.1
Unearned premiums	412.3	392.2
Accounts payable	286.5	242.7
Accrued expenses and other liabilities	541.5	456.2
Current portion of long-term debt	250.6	42.5
Total current liabilities	4,596.6	2,667.4
Long-term debt	3,691.5	1,980.4
Operating lease liabilities	195.9	180.0
Deferred income taxes, net	584.0	386.8
Other liabilities	298.9	383.9
Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 560.0 shares; issued 302.9 shares and outstanding 283.2 shares at 2022, issued 301.0 shares and outstanding 282.5 shares at 2021, respectively	30.3	30.1
Additional paid-in capital	919.7	849.4
Treasury stock, at cost 19.7 shares at 2022, 18.5 shares at 2021, respectively.	(748.0)	(673.9)
Accumulated other comprehensive loss	(148.4)	(9.4)
Retained earnings	4,553.0	4,000.7
Total shareholders’ equity	4,606.6	4,196.9
Total liabilities and shareholders’ equity	$13,973.5	$9,795.4

Brown & Brown, Inc.

Consolidated Statements of Cash Flows

(in millions, unaudited)

	Twelve Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$671.8	$587.1
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization	146.6	119.6
Depreciation	39.2	33.3
Non-cash stock-based compensation	66.1	61.0
Change in estimated acquisition earn-out payables	(38.9)	40.4
Deferred income taxes	42.8	33.6
Amortization of debt discount and disposal of deferred financing costs	3.8	2.8
Amortization of discounts and premiums, investment	0.2	0.1
Net (gain)/loss on sales/disposals of investments, fixed assets and customer accounts	(3.6)	(7.1)
Payments on acquisition earn-outs in excess of original estimated payables	(30.1)	(21.1)
Effect of changes in foreign exchange rate	(0.6)	0.5
Changes in operating assets and liabilities, net of effect from acquisitions and divestitures:
Commissions and fees receivable (increase)/decrease	(60.9)	(61.9)
Reinsurance recoverables (increase)/decrease	(767.9)	(19.6)
Prepaid reinsurance premiums (increase)/decrease	(1.0)	(14.6)
Other assets (increase)/decrease	(17.6)	(53.7)
Losses and loss adjustment reserve increase/(decrease)	777.9	19.6
Unearned premiums increase/(decrease)	20.1	14.6
Accounts payable increase/(decrease)	124.3	54.4
Accrued expenses and other liabilities increase/(decrease)	37.0	66.9
Other liabilities increase/(decrease)	(127.8)	(47.1)
Net cash provided by operating activities	881.4	808.8
Cash flows from investing activities:
Additions to fixed assets	(52.6)	(45.0)
Payments for businesses acquired, net of cash acquired	(1,927.7)	(366.8)
Proceeds from sales of fixed assets and customer accounts	60.3	16.7
Purchases of investments	(0.1)	(12.4)
Proceeds from sales of investments	7.4	10.8
Net cash used in investing activities	(1,912.7)	(396.7)
Cash flows from financing activities:
Fiduciary receivables and liabilities, net	96.2	133.7
Deferred acquisition purchase payment	(5.1)	—
Payments on acquisition earn-outs	(76.2)	(62.5)
Proceeds from long-term debt	2,000.0	—
Payments on long-term debt	(61.3)	(73.1)
Deferred debt issuance costs	(23.4)	(2.6)
Borrowings on revolving credit facilities	350.0	—
Payments on revolving credit facilities	(350.0)	—
Issuances of common stock for employee stock benefit plans	37.6	34.0
Repurchase shares to fund tax withholdings for non-cash stock-based compensation	(48.8)	(49.8)
Purchase of treasury stock	(74.1)	(82.6)
Cash dividends paid	(119.5)	(107.2)
Net cash provided by/(used in) financing activities	1,725.4	(210.1)
Effect of foreign exchange rate changes in cash and cash equivalents inclusive of fiduciary cash	(131.2)	(3.6)
Net increase in cash and cash equivalents inclusive of fiduciary cash	562.9	198.4
Cash and cash equivalents inclusive of fiduciary cash at beginning of period	1,470.3	1,271.9
Cash and cash equivalents inclusive of fiduciary cash at end of period	$2,033.2	$1,470.3

Conference call, webcast and slide presentation

A conference call to discuss the results of the fourth quarter and full year of 2022 will be held on Tuesday, January 24, 2023, at 8:00 AM (EST). The Company may refer to a slide presentation during its conference call. You can access the webcast and the slides from the "Investor Relations" section of the Company’s website at bbinsurance.com.

About Brown & Brown

Brown & Brown, Inc. (NYSE: BRO) is a leading insurance brokerage firm, delivering risk management solutions to individuals and businesses since 1939. With more than 14,500 teammates in 450+ locations worldwide, we are committed to providing innovative strategies to help protect what our customers value most. For more information or to find an office near you, please visit bbinsurance.com.

Forward-looking statements

This press release may contain certain statements relating to future results which are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate may occur in the future, including those relating to the Company's anticipated financial results for the fourth quarter and full year of 2022, are forward-looking statements. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Also, when we use words such as ‘may’, ‘will’, ‘should’, ‘continue’, 'anticipate', 'believe', 'estimate', 'expect', 'intend', 'plan', 'probably' or similar expressions, we are making forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's determination as it finalizes its financial results for the fourth quarter and full year of 2022 that its financial results differ from the current preliminary unaudited numbers set forth herein; the inability to retain or hire qualified employees, as well as the loss of any of our executive officers or other key employees; acquisition-related risks that could negatively affect the success of our growth strategy, including the possibility that we may not be able to successfully identify suitable acquisition candidates, complete acquisitions, successfully integrate acquired businesses into our operations and expand into new markets; a cybersecurity attack or any other interruption in information technology and/or data security that may impact our operations or the operations of third parties that support us; risks related to our international operations, which may result in additional risks or require more management time and expense than our domestic operations to achieve or maintain profitability; the effects of inflation; the requirement for additional resources and time to adequately respond to dynamics resulting from rapid technological change; the loss of or significant change to any of our insurance company relationships, which could result in loss of capacity to write business, additional expense, loss of market share or material decrease in our commissions; the effect of natural disasters on our profit-sharing contingent commissions, insurer capacity and underwriting losses by our insurance company subsidiary operations; adverse economic conditions, natural disasters, or regulatory changes in states or countries where we have a concentration of our business; the inability to maintain our culture or a significant change in management, management philosophy or our business strategy; losses resulting from the limited underwriting risk associated with our participation in capitalized captive insurance facilities; risks associated with our automobile dealer services (“F&I) businesses; risks facing us in our Services segment, including our third-party claims administration operations, that are distinct from those we face in our insurance intermediary operations; the limitations of our system of disclosure and internal controls and procedures in preventing errors or fraud, or in informing management of all material information in a timely manner; the significant control certain shareholders have over the Company; changes in data privacy and protection laws and regulations or any failure to comply with such laws and regulations; improper disclosure of confidential information; our ability to comply with non-U.S. laws, regulations and policies; the potential adverse effect of certain actual or potential claims, regulatory actions or proceedings on our businesses, results of operations, financial condition or liquidity; uncertainty in our business practices and compensation arrangements with insurance carriers due to potential changes in regulations; regulatory changes that could reduce our profitability or growth by increasing compliance costs, technology compliance, restricting the products or services we may sell, the markets we may enter, the methods by which we may sell our products and services, or the prices we may charge for our services and the form of compensation we may accept from our customers, carriers and third parties; increasing scrutiny and changing expectations from investors and customers with respect to our environmental, social and governance practices; a decrease in demand for liability insurance as a result of tort reform legislation; our failure to comply with any covenants contained in our debt agreements; the possibility that covenants in our debt agreements could prevent us from engaging in certain potentially beneficial activities; changes in the U.S.-based credit markets that might adversely affect our business, results of operations and financial condition; risks associated with the current interest rate environment, and to the extent we use debt to finance our investments, changes in interest rates will affect our cost of capital and net investment income; changes in current U.S. or global economic conditions, including an extended slowdown in the markets in which we operate; disintermediation within the insurance industry, including increased competition from insurance companies, technology companies and the financial services industry, as well as the shift away from traditional insurance markets; conditions that result in reduced insurer capacity; quarterly and annual variations in our commissions that result from the timing of policy renewals and the net effect of new and lost business production; intangible asset risk, including the possibility that our goodwill may become impaired in the future; the COVID-19 pandemic, as well as future pandemics, epidemics or outbreaks of infectious diseases, and the resulting governmental and societal responses; other risks and uncertainties as may be detailed from time to time in our public announcements and Securities and Exchange Commission (“SEC”) filings; and other factors that the Company may not have currently identified or quantified. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

Non-GAAP supplemental financial information

This press release contains references to "non-GAAP financial measures" as defined in SEC Regulation G, consisting of Total Revenues - Adjusted, Organic Revenue, EBITDAC, EBITDAC Margin, EBITDAC - Adjusted, EBITDAC Margin - Adjusted and Diluted Net Income Per Share - Adjusted. We present these measures because we believe such information is of interest to the investment community and because we believe it provides additional meaningful methods to evaluate the Company’s operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis due to the impact of certain items that have a high degree of variability and that we believe are not indicative of ongoing performance. This non-GAAP financial information should be considered in addition to, not in lieu of, the Company’s consolidated income statements and balance sheets as of the relevant date. Consistent with Regulation G, a description of such information is provided below and a reconciliation of such items to GAAP information can be found within this press release as well as in our periodic filings with the SEC.

We view Organic Revenue and Organic Revenue growth as important indicators when assessing and evaluating our performance on a consolidated basis and for each of our four segments, because it allows us to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that were a part of our business in both the current and prior year and that are expected to continue in the future. In addition, we believe Diluted Net Income Per Share - Adjusted provides a meaningful representation of our operating performance and improves the comparability of our results between periods by excluding the impact of the change in estimated acquisition earn-out payables, the impact of foreign currency translation and certain other non-recurring or infrequently occurring items. We also view Total Revenues - Adjusted, EBITDAC, EBITDAC - Adjusted, EBITDAC Margin and EBITDAC Margin - Adjusted as important indicators when assessing and evaluating our performance, as they present more comparable measurements of our operating margins in a meaningful and consistent manner. As disclosed in our most recent proxy statement, we use Organic Revenue, Diluted Net Income Per Share - Adjusted and EBITDAC Margin as key performance metrics for our short-term and long-term incentive compensation plans for executive officers and other key employees.

Beginning January 1, 2022, we include guaranteed supplemental commissions ("GSCs") as part of core commissions and fees and, therefore, GSCs are a component of Organic Revenue. All current and prior periods contained within this press release have been adjusted for this treatment. GSCs are a stable source of revenue that are highly correlated to core commissions, so isolating them separately provided no meaningful incremental value in evaluating our revenue.

Beginning January 1, 2022, the following, in addition to the change in estimated acquisition earn-out payables, are excluded from certain non-GAAP measures, as we believe these amounts are not indicative of the ongoing operating performance of the business and are not easily comparable from period-to-period:

•
“(Gain)/loss on disposal,” a caption on our consolidated statements of income which reflects net proceeds received as compared to net book value related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure.
•
“Acquisition/Integration Costs,” which represent the acquisition and integration costs (e.g., costs associated with regulatory filings, legal/accounting services, due diligence and the costs of integrating our information technology systems) arising out of our acquisitions of GRP (Jersey) Holdco Limited and its business, Orchid Underwriters Agency and CrossCover Insurance Services, and BdB Limited companies, which are not expected to occur on an ongoing basis in the future.
•
The period-over-period impact of foreign currency translation (“Foreign Currency Translation”), which is calculated by applying current-year foreign exchange rates to the various functional currencies in our business to our reporting currency of US dollars for the same period in the prior year.

We are presenting EBITDAC - Adjusted, EBITDAC Margin - Adjusted and Diluted Net Income Per Share - Adjusted for the current and prior year periods contained within this press release so these non-GAAP financial measures compare both periods on the same basis.

Non-GAAP Revenue Measures

•
Total Revenues - Adjusted is our total revenues, excluding the period-over-period impact of Foreign Currency Translation.
•
Organic Revenue is our core commissions and fees less: (i) the core commissions and fees earned for the first 12 months by newly acquired operations; (ii) divested business (core commissions and fees generated from offices, books of business or niches sold or terminated during the comparable period); and (iii) the period-over-period impact of Foreign Currency Translation. The term “core commissions and fees” excludes profit-sharing contingent commissions and therefore represents the revenues earned directly from specific insurance policies sold and specific fee-based services rendered. Organic Revenue can be expressed as a dollar amount or a percentage rate when describing Organic Revenue growth.

Non-GAAP Earnings Measures

•
EBITDAC is defined as income before interest, income taxes, depreciation, amortization and the change in estimated acquisition earn-out payables.
•
EBITDAC Margin is defined as EBITDAC divided by total revenues.
•
EBITDAC - Adjusted is defined as EBITDAC, excluding (i) (gain)/loss on disposal, (ii) Acquisition/Integration Costs and (iii) the period-over-period impact of Foreign Currency Translation.
•
EBITDAC Margin - Adjusted is defined as EBITDAC - Adjusted divided by Total Revenues - Adjusted.
•
Diluted Net Income Per Share - Adjusted is defined as diluted net income per share, excluding the after-tax impact of (i) the change in estimated acquisition earn-out payables, (ii) (gain)/loss on disposal, (iii) Acquisition/Integration Costs and (iv) the period-over-period impact of Foreign Currency Translation.

Our industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments and, therefore comparability may be limited. This supplemental non-GAAP financial information should be considered in addition to, and not in lieu of, the Company's condensed consolidated financial statements.

# # #

For more information:

R. Andrew Watts

Chief Financial Officer

(386) 239-5770